UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2024

NEPTUNE WELLNESS SOLUTIONS INC.

(Exact name of Registrant as Specified in Its Charter)

Quebec	001-33526	98-1504882
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

545 Promenade du Centropolis Suite 100
Laval, Quebec, Canada		H7T 0A3
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (450) 687-2262

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value per share	NEPT	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On March 22, 2024, Sprout Foods, Inc. (“Sprout”), a subsidiary of Neptune Wellness Solutions Inc., received a Notice of Default, Acceleration and Reservation of Rights (the “Notice”) under that certain Third Amended and Restated Secured Promissory Note dated as of November 6, 2023 (the “Note”) from NH Expansion Credit Fund Holdings LP (“Holder”).

The Notice specifies that an event of default occurred due to (a) a default or event of default having occurred with respect to any other indebtedness of Sprout in excess of $250,000, (b) Sprout’s inability to pay its debts generally as they mature, (c) Sprout becoming insolvent, and (d) circumstances occurring which have had and/or could reasonably be expected to have a material impairment in the value of the collateral, a material adverse change in the business, operations, or condition (financial or otherwise) of Sprout or a material impairment of the prospect of repayment of any portion of the Note.

As of the date of the Notice, Sprout had outstanding $13.0 million of principal under the Note, along with $3.9 million of interest through March 21, 2024 and additional interest accruing at the default rate following the date of the notice, totaling approximately $94 thousand through March 31, 2024.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 27, 2024, the Company appointed Christopher Piazza as Acting General Counsel. Prior to this appointment, Mr. Piazza was Deputy General Counsel – Corporate for the Company and has served as legal counsel for the Company since 2019. Prior to joining the Company, Mr. Piazza practiced law with the Simpson Thacher & Bartlett and Greenberg Traurig law firms, where he primarily represented public and private companies in securities matters and mergers & acquisitions.

There are no other arrangements or understandings between Mr. Piazza and any other person pursuant to which he was appointed as Acting General Counsel of the Company.

Item 9.01         Financial Statements and Exhibits

(d) Exhibits

The following exhibits are filed or furnished, as applicable, with this Current Report on Form 8-K.

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Neptune Wellness Solutions Inc.

Date:	March 27, 2024	By:	/s/ Christopher Piazza
Christopher Piazza Acting General Counsel and Assistant Corporate Secretary